SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

             Date of Report (date of earliest event reported): August 25, 2014

                                       NAPRODIS, INC.
                                       --------------
                        (Name of Small Business Issuer in its charter)

         Nevada                     333-122009              33-0403494
  --------------------         ------------------        ----------------
(State of incorporation)      (Commission File No.)    (IRS Employer
                                                        Identification No.)

            --------------------------------------------------------
          (Address of principal executive offices, including Zip Code)

               Registrant's telephone number, including area code:

                            13250 Gregg St., Suite F
                                 Poway, CA 92064
                  -------------------------------------------
          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
   230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
   240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On August 25, 2014, the Company transferred all of its assets to Naprodis, Inc., a Colorado corporation ("Colorado Naprodis"). In consideration for the transfer of these assets, Colorado Naprodis agreed to assume a substantial amount of the Company's liabilities.

     In  connection  with the  assignment  of the  Company's  assets to Colorado
Naprodis:

     o Paul Petit, Jean-Phillipe Petit, Alain Petit and Kelly Thompson resigned as officers and/or directors of the Company.

     o Paul Petit agreed to the cancellation of 1,175,000 shares of his common stock. These shares were returned to treasury and cancelled.

     o S.A.R.L. Naprodis, which is controlled by Alain Petit, sold 1,788,000 shares of the Company's common stock to the Company for a nominal consideration. The shares sold to the Company were returned to treasury and cancelled.

     The  following  persons were  appointed  as officers  and  directors of the
Company:

            Name              Age         Title
            ----              ---         -----

            Daniel Allen      62          President, Chief Executive Officer and
                                          a Director

            Chase Zeman       29          Secretary, Treasurer and a Director

     Daniel Allen has been a consultant in the areas of banking and financing for Blue Line Protection Group, Inc. since May 2014. Between April 2013 and March 2014 Mr. Allen served as the Regional Vice President of Sunflower Bank in Longmont, Colorado. Between June 2001 and April 2013, Mr. Allen was the Chairman and Chief Executive Officer of Mile High Banks in Longmont, Colorado. Mr. Allen holds a Bachelor of Science in Management and Finance from the University of Utah.

     Chase Zeman has been a Field Improvement Specialist at RGIS, LLC since October 2013. Prior to that time, Mr. Zeman was a District Manager at RGIS, LLC (December 2012 and October 2013) and an Area Manager/District Manager for RGIS (October 2009 and December 2012). RGIS, LLC provides management and inventory control for large retail stores and grocery chains. Between March 2008 and October 2009 Mr. Zeman was a Store Manager at Game Crazy, a video game retailer. Mr. Zeman holds a Bachelors' degree in Philosophy from the University of Boulder.

     Paul Petit and Alain Petit are the controlling shareholders of Colorado Naprodis.

     Paul Petit personally guaranteed the obligation of Colorado Naprodis regarding the assumption of the Company's liabilities.

     As a result of the disposal of the Company's old business, the Company now plans to establish a website that state-licensed marijuana growers and dispensaries can use to buy and sell products from each other. The Company's website will be designed to comply with all state laws and regulations.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: August 27, 2014                  NAPRODIS, INC.


                                       By:/s/ Daniel Allen
                                          --------------------------------------
                                          Daniel Allen, Chief Executive Officer